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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to register 2,503,333 shares of Common Stock of our report dated February 15, 1999 relating to the financial statements, which appear in Cubist Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

    Boston, Massachusetts
    November 1, 1999